Exhibit 10.10
FORM AGREEMENT
[To Be Placed on Oasis Petroleum Inc. Letterhead]
NOTICE OF GRANT OF RESTRICTED STOCK
     Pursuant to the terms and conditions of the Oasis Petroleum Inc. 2010 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Agreement, attached as Appendix B (the “Agreement”), you are hereby issued shares of Stock subject to certain restrictions thereon and under the conditions set forth below, in the Agreement, and in the Plan (the “Restricted Shares”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:

Date of Grant:	___, 20___(“Date of Grant”)

Number of Shares:

Vesting Schedule:	The restrictions on all of the Restricted Shares granted pursuant to the Agreement will expire and the Restricted Shares will become transferable, except to the extent provided in Section 11 of the Agreement, and nonforfeitable [INSERT VESTING SCHEDULE]; provided, however, that such restrictions will expire on such dates only if you remain in the employ of or a service provider to the Company or its Subsidiaries continuously from the Date of Grant through the applicable vesting date.

Notwithstanding anything to the contrary herein or in the Agreement:

(a) the terms of any employment agreement entered into by and between you and the Company and its Subsidiaries, or the terms of the Company’s Executive Change in Control and Severance Benefit Plan (to the extent you are a participant in such plan), will control the vesting and forfeiture of the Restricted Shares in the event of your termination of employment (other than due to death or Disability) or the occurrence of a Change in Control at any time prior to the date the Restricted Shares are vested in full; and

(b) if your employment or service relationship with the Company or any of its Subsidiaries is terminated due to your death or Disability, then the restrictions, if any, on all of the Restricted Shares granted pursuant to this Agreement shall immediately lapse, and the Restricted Shares will be fully vested as of such termination. For purposes of this Award, “Disability” shall have the meaning given such term in any employment agreement

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between you and the Company; provided, however, that if there is no existing employment agreement between you and the Company, the term “Disability” shall mean your inability to perform the essential functions of your position with or without reasonable accommodation, if required by law, due to physical or mental impairment. The existence of any such Disability shall be certified, at the Company’s discretion, by either the Company’s disability carrier or a physician acceptable to both you and the Company. If the parties are not able to agree on the choice of physician, each party shall select a physician who, in turn, shall select a third physician to render such certification. In no event will your employment be terminated as a result of Disability, unless otherwise agreed to by you and the Company, until at least 180 consecutive days of leave have elapsed and the Company has provided you with written notice of termination.
     By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge receipt of the Restricted Shares issued on the Date of Grant indicated above, which have been issued under the terms and conditions of the Plan and the Agreement. Alternatively, you acknowledge your agreement to be bound to the terms of this Notice, the Agreement and the Plan in connection with your acceptance of the Restricted Shares issued hereby through procedures, including electronic procedures, provided by or on behalf of the Company.
     You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding and vesting of the Restricted Shares, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Shares.
     Furthermore, you understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares for which the restrictions have not lapsed. This election must be filed no later than 30 days after Date of Grant set forth in this Notice of Grant of Restricted Stock. This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and (b) that timely filing of a section 83(b) election is your sole

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responsibility, even if you request the Company or its representative to file such election on your behalf.
     You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement, which are incorporated herein by reference.
Note: To accept the Restricted Shares, execute this form and return an executed copy to                                          (the “Designated Recipient”) by                      ___, 20___. Failure to return the executed copy to the Designated Recipient by such date will render this issuance invalid.

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OASIS PETROLEUM INC.,
a Delaware corporation

By:
Name:

Title:

Accepted by:

[insert name of Grantee]

Date:

[insert name of Designated Recipient]

Date Received:

Attachments:	Appendix A – Oasis Petroleum Inc. 2010 Long Term Incentive Plan Appendix B – Restricted Stock Agreement

Appendix A
Oasis Petroleum Inc. 2010 Long Term Incentive Plan

Appendix B
Restricted Stock Agreement

SECTION 83(b) ELECTION
This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.
(1)	The taxpayer who performed the services is:

Name: Address: Social Security No.:

(2)	The property with respect to which the election is made is shares of the common stock (the “Shares”) of Oasis Petroleum Inc. (the “Company”).

(3)	The property was transferred on ___, ___ (the “Date of Grant”).

(4)	The taxable year for which the election is made is the calendar year .

(5)	Pursuant to the terms of a Restricted Stock Award Agreement (the “Agreement”) between the Company and the taxpayer, the Shares will not be transferable and will be subject to a substantial risk of forfeiture as set forth in the Agreement. The restrictions on all of the Shares will expire and the Shares will become transferable, except to the extent provided in Section 11 of the Agreement, and nonforfeitable in substantially equal annual installments (with approximately 1/3 of the total number of shares initially subject to the Award in each installment) on each of the first, second and third anniversaries of the Date of Grant, such that 100% of the Shares will be vested on the three year anniversary of the Date of Grant; provided, however, that such restrictions will expire on such dates only if the taxpayer remains in the employ of or a service provider to the Company or its subsidiaries continuously from the Date of Grant through the applicable vesting date. All Shares for which the restrictions have not terminated shall be forfeited upon the termination of the taxpayer’s employment or service relationship with the Company or its subsidiaries.

(6)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $0.00 per share.

(8)	A copy of this statement was furnished to , for whom taxpayer rendered the services underlying the transfer of such property.

(9)	This statement is executed on ___, ___

Signature of Spouse (if any)	Signature of Taxpayer
This election must be filed with the Internal Revenue Service Center with which the taxpayer files his or her federal income tax returns and must be filed within 30 days after the Date of Grant. This filing should be made by registered or certified mail, return receipt requested. The taxpayer must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.

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